Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Investor Relations
203-363-7329
www.craneco.com

Crane Holdings, Co. Reports Third Quarter 2022 Results

Third Quarter 2022 Highlights
•Significant progress towards previously announced separation, including the appointment of Aaron W. Saak as Crane NXT President and CEO; Remain on-track to complete separation in early April 2023.
•GAAP net loss of $1.06 per share, inclusive of $2.89 per share after-tax loss on the August divestiture that permanently removed all asbestos related liabilities and obligations from Crane's balance sheet.
•Adjusted earnings per diluted share (adjusted EPS) was $1.86.
•Adjusting midpoint of GAAP earnings per diluted share (EPS) guidance primarily to reflect the third quarter loss on the asbestos transaction, and narrowing to a range of $6.58-$6.72, from a range of $9.80-$10.20.
•Reaffirming the midpoint of adjusted EPS guidance, and narrowing the range to $7.58-$7.72, from a range of $7.45-$7.85.

STAMFORD, CONNECTICUT - October 24, 2022 - Crane Holdings, Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported third quarter 2022 financial results and reaffirmed the midpoint of its full-year 2022 adjusted EPS guidance.
Max Mitchell, Crane Holdings, Co. President and Chief Executive Officer stated: “We delivered another quarter of very strong results with clear evidence of our execution in adjusted operating margins of 17.6%. We also saw continued momentum across industrial end markets, with core order growth up 10% and core backlog growth of 26%. End market demand remains robust, but our core sales growth of 2% reflects the supply chain constraints that continue to impact everyone in our key markets. However, we are successfully navigating this environment, and are confident in our ability to achieve our narrowed full year adjusted earnings guidance range, while our strong backlog positions us for accelerating growth as supply chain conditions improve over the next several quarters."
Mr. Mitchell concluded: "In addition to consistently delivering strong operating results, we continue to make progress positioning our businesses and portfolio for accelerating growth. We have incredible momentum across all of our businesses with significant investments in technology and strategic growth initiatives to drive outperformance compared to our peers, and we are actively pursuing inorganic growth as well, with activity on a number of potential acquisitions. Further, progress towards our planned early April 2023 separation is progressing smoothly, and we continue to believe that the separation will permit each post-separation company to optimize its investments and capital allocation policies to further accelerate growth and unlock shareholder value."

Third Quarter 2022 Results
Third quarter 2022 GAAP net loss per share of $1.06 included an after-tax loss of $162 million, or $2.89 per share, on the August divestiture of asbestos-related assets and liabilities and other Special Items, net, of $0.03, and compared to EPS of $1.96 in the third quarter of 2021. Third quarter 2022 adjusted EPS was $1.86, compared to $1.98 in the third quarter of 2021, with the decline driven by a $0.19 impact from the reversion to a more normal tax rate compared to the 15.3% tax rate in the third quarter of last year, and the expected $0.16 year-over-year impact from the May 2022 divestiture of Crane Supply. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)
Third quarter 2022 sales were $815 million, a decrease of $79 million, or 9%, compared to the third quarter of 2021. Core sales growth of $17 million, or 2%, was more than offset by a $60 million, or 7%, divestiture impact, and a $36 million, or 4%, impact from unfavorable foreign exchange.

Core year-over-year order growth of 10% in the third quarter was more than offset by a 6% divestiture impact and a 5% impact from unfavorable foreign exchange. Total year-over-year backlog growth of 18% was driven by 26% core backlog growth, partially offset by a 6% impact from unfavorable foreign exchange and a 2% divestiture impact.
Third quarter 2022 GAAP operating loss of $31 million compared to operating profit of $145 million in the third quarter of 2021. GAAP operating profit margin was negative 3.8%, compared to 16.2% last year, with the decline driven primarily by the loss on the divestiture of asbestos-related assets and liabilities; higher transaction costs, inflation, and lower volumes were approximately offset by pricing actions and productivity. Third quarter 2022 adjusted operating profit was $144 million, compared to $146 million last year. Adjusted operating profit margin was 17.6%, compared to 16.4% last year, driven by pricing actions and productivity that more than offset the impact of inflation and lower volumes. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)
Summary of Third Quarter 2022 Results

	Third Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$815	$894	$(79)	(9)%
Core sales			17	2%
Foreign exchange			(36)	(4)%
Divestiture impact			(60)	(7)%

Operating (loss) profit	$(31)	$145	$(176)	NM
Adjusted operating profit*	$144	$146	$(3)	(2)%

Operating profit margin	(3.8%)	16.2%		NM
Adjusted operating profit margin*	17.6%	16.4%		120bps
*Please see the attached Non-GAAP Financial Measures tables

Cash Flow and Other Financial Metrics
Cash used for operating activities in the first nine months of 2022 was $378 million, compared to cash provided by operating activities of $327 million in the first nine months of 2021. Cash used for operating activities in the first nine months of 2022 included outflows of $591 million related to the August divestiture of asbestos-related assets and liabilities and other portfolio actions. Capital expenditures in the first nine months of 2022 were $37 million, compared to $27 million last year. Free cash flow (cash provided by operating activities less capital spending) for the first nine months of 2022 was negative $415 million, compared to positive $300 million last year. Adjusted free cash flow (free cash flow less the cash outflows associated with the divestiture of asbestos-related assets and liabilities and other portfolio actions) for the first nine months of 2022 was $176 million, compared to $300 million last year.
The Company held cash of $439 million as of September 30, 2022, compared to $451 million as of September 30, 2021. Total debt was $1,243 million as of September 30, 2022, compared to $842 million as of September 30, 2021, with the increase related to the August asbestos divestiture transaction.
Rich Maue, Crane Holdings, Co. Senior Vice President and Chief Financial Officer, added: "Our current balance sheet is very strong, and paired with our consistent, robust free cash flow generation, we have significant flexibility to optimize the capital structures for the post-separation companies in a manner that positions them both for growth and value creation. We expect that immediately after the early April separation Crane Company and Crane NXT will each have more than $1 billion in acquisition capacity to further accelerate growth."
Third Quarter 2022 Segment Results
All comparisons detailed in this section refer to operating results for the third quarter 2022 versus the third quarter
2021.
Aerospace & Electronics

	Third Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$167	$169	$(1)	(1)%

Operating profit	$28	$33	$(4)	(13)%

Operating profit margin	16.9%	19.3%		(240bps)
Sales of $167 million decreased $1 million, or 1%, compared to the prior year. Operating profit margin of 16.9% compared to 19.3% last year, primarily reflecting unfavorable mix and lower volumes, partially offset by strong productivity and pricing. Aerospace & Electronics' core orders increased 30% in the quarter compared to the prior year, and its order backlog was $592 million as of September 30, 2022 compared to $534 million as of June 30, 2022, $460 million as of December 31, 2021, and $479 million as of September 30, 2021.

Process Flow Technologies

	Third Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$250	$299	$(49)	(16)%
Core sales			26	9%
Foreign exchange			(15)	(5)%
Divestiture impact			(60)	(20)%

Operating profit	$41	$44	$(3)	(7)%
Adjusted operating profit*	$42	$46	$(4)	(9)%

Operating profit margin	16.5%	14.8%		170bps
Adjusted operating profit margin*	16.8%	15.5%		130bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $250 million decreased $49 million, or 16%, driven by a $60 million, or 20%, impact from the divestiture of Crane Supply and a $15 million, or 5%, impact from unfavorable foreign exchange, partially offset by $26 million, or 9%, of core growth. Operating profit margin increased to 16.5%, compared to 14.8% last year, primarily reflecting strong productivity and pricing. Record adjusted operating margin was 16.8%, compared to 15.5% last year. Process Flow Technologies' orders decreased 14% in the quarter compared to the prior year, with 9% core order growth more than offset by a 19% divestiture impact and a 5% impact from unfavorable foreign exchange. Order backlog increased 1% in the quarter compared to the prior year, with 14% core backlog growth partially offset by a 7% impact from unfavorable foreign exchange and a 6% divestiture impact. Process Flow Technologies order backlog was $354 million as of September 30, 2022, $349 million as of June 30, 2022, $358 million as of December 31, 2021, and $351 million as of September 30, 2021.
Payment & Merchandising Technologies

	Third Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$335	$366	$(31)	(8)%
Core sales			(10)	(3)%
Foreign exchange			(20)	(6)%

Operating profit	$87	$84	$3	4%
Adjusted operating profit*	$87	$83	$4	5%

Operating profit margin	25.9%	22.9%		300bps
Adjusted operating profit margin*	25.9%	22.6%		330bps
*Please see the attached Non-GAAP Financial Measures tables

Sales of $335 million decreased $31 million, or 8%, compared to record sales in the third quarter of 2021, driven by a $20 million, or 6%, impact from unfavorable foreign exchange and a $10 million, or 3%, decline in core sales. Operating profit margin increased to a record 25.9%, from 22.9% last year, primarily reflecting strong pricing and productivity, partially offset by lower volumes. Record adjusted operating profit margin of 25.9% compared to 22.6% last year. Payment & Merchandising Technologies' orders decreased 4% in the quarter compared to the prior year, with 4% core order growth more than offset by a 7% impact from unfavorable foreign exchange. Order backlog increased 29% compared to the prior year, with 41% core backlog growth, partially offset by a 12% impact from unfavorable foreign exchange. Payment & Merchandising Technologies' order backlog was $500 million as of September 30, 2022, $482 million as of June 30, 2022, $438 million as of December 31, 2021, and $388 million as of September 30, 2021.
Engineered Materials

	Third Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$63	$60	$3	4%

Operating profit	$7	$7	$—	—%
Adjusted operating profit*	$7	$7	$—	—%

Operating profit margin	10.7%	10.9%		(20bps)
Adjusted operating profit margin*	10.8%	10.9%		(10bps)
*Please see the attached Non-GAAP Financial Measures tables
Sales of $63 million increased $3 million, or 4%, compared to the prior year. Operating profit margin declined to 10.7%, from 10.9%, driven primarily by lower volumes and inflation partially offset by strong pricing. Adjusted operating profit margin declined to 10.8%, from 10.9%.
2022 Outlook and Guidance
We are adjusting the midpoint of our full year 2022 GAAP EPS guidance primarily to reflect the third quarter after-tax charges of $2.83 per share related to the August asbestos entity sale transaction, and we are narrowing the range to $6.58-$6.72, from our prior range of $9.80-$10.20.

We are reaffirming the midpoint of our adjusted EPS guidance, and narrowing the range to $7.58-$7.72, from our prior range of $7.45-$7.85.

We expect 2022 adjusted free cash flow (cash provided by operating activities less capital spending, and less the cash outflows associated with the divestiture of asbestos-related assets and liabilities and other portfolio actions) of $350 million-$390 million, excluding approximately $615 million of cash flow items related to 2022 portfolio actions and the asbestos divestiture transaction. (Please see the attached non-GAAP Financial Measures tables.)
Conference Call
Crane Holdings, Co. has scheduled a conference call to discuss the third quarter financial results on Tuesday, October 25, 2022 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

About Crane Holdings, Co.
Crane Holdings, Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. Crane has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the separation transaction; benefits and synergies of the separation transaction; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the separation transaction will be completed, that Crane’s Board of Directors will continue to pursue the separation transaction (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the separation transaction will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the continuing effects from the coronavirus pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.
(Financial Tables Follow)

CRANE HOLDINGS, CO.
Condensed Statements of Operations Data
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales:
Aerospace & Electronics	$167.2	$168.6	$485.8	$480.2
Process Flow Technologies	250.0	299.1	857.4	897.9
Payment & Merchandising Technologies	335.1	365.8	1,001.7	1,031.4
Engineered Materials	62.8	60.3	205.9	173.3
Total net sales	$815.1	$893.8	$2,550.8	$2,582.8

Operating (loss) profit:
Aerospace & Electronics	$28.2	$32.5	$84.4	$89.3
Process Flow Technologies	41.3	44.3	130.9	140.9
Payment & Merchandising Technologies	86.7	83.7	251.6	247.4
Engineered Materials	6.7	6.6	26.9	20.7
Corporate	(31.7)	(22.3)	(91.2)	(62.5)
Loss on divestiture of asbestos-related assets and liabilities	(162.4)	—	(162.4)	—
Total operating (loss) profit	$(31.2)	$144.8	$240.2	$435.8

Interest income	$1.4	$0.2	$2.3	$1.1
Interest expense	(13.5)	(11.0)	(36.0)	(36.0)
Gain on sale of business	3.8	—	232.5	—
Miscellaneous, net	4.5	3.6	22.8	17.2
(Loss) income before income taxes	(35.0)	137.6	461.8	418.1
Provision for income taxes	24.3	21.0	157.9	54.8
Net (loss) income attributable to common shareholders	$(59.3)	$116.6	$303.9	$363.3

(Loss) earnings per diluted share	$(1.06)	$1.96	$5.30	$6.14

Average diluted shares outstanding	56.1	59.5	57.3	59.2
Average basic shares outstanding	56.1	58.7	56.5	58.5

Supplemental data:
Cost of sales	$485.6	$556.3	$1,547.4	$1,593.5
Selling, general & administrative	198.3	192.7	600.8	553.5
Transaction related expenses [1]	11.5	0.6	37.2	1.3
Repositioning related charges (gains), net [1]	0.8	0.8	3.8	(8.6)
Depreciation and amortization [1]	28.8	29.1	89.8	91.4
Stock-based compensation expense [1]	5.9	6.2	17.8	18.6

[1] Amounts included within Cost of sales and/or Selling, general & administrative costs.

CRANE HOLDINGS, CO.
Condensed Balance Sheets
(in millions)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$438.6	$478.6
Accounts receivable, net	486.9	483.0
Current insurance receivable - asbestos	—	13.7
Inventories, net	435.7	449.1
Other current assets	121.1	118.7
Total current assets	1,482.3	1,543.1

Property, plant and equipment, net	493.9	555.6
Long-term insurance receivable - asbestos	—	60.0
Other assets	659.1	744.1
Goodwill	1,497.1	1,583.8
Total assets	$4,132.4	$4,486.6

Liabilities and equity
Current liabilities
Short-term borrowings	$399.5	$—
Accounts payable	241.1	273.7
Current asbestos liability	—	62.3
Accrued liabilities	395.9	442.7
Income taxes	39.3	10.6
Total current liabilities	1,075.8	789.3

Long-term debt	843.2	842.4
Long-term deferred tax liability	165.7	76.9
Long-term asbestos liability	—	549.8
Other liabilities	336.9	393.1

Total equity	1,710.8	1,835.1
Total liabilities and equity	$4,132.4	$4,486.6

CRANE HOLDINGS, CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating activities:
Net (loss) income attributable to common shareholders	$(59.3)	$116.6	$303.9	$363.3
Loss on divestiture of asbestos-related assets and liabilities	148.9	—	148.9	—
Gain on sale of business	(3.8)	—	(232.5)	—
Gain on sale of property	—	—	—	(18.5)
Depreciation and amortization	28.8	29.1	89.8	91.4
Stock-based compensation expense	5.9	6.2	17.8	18.6
Defined benefit plans and postretirement credit	(3.9)	(1.8)	(10.5)	(6.0)
Deferred income taxes	0.3	(4.5)	20.2	(25.9)
Cash provided by (used for) operating working capital	14.0	(12.2)	(135.0)	(41.3)
Defined benefit plans and postretirement contributions	(10.7)	(5.6)	(19.3)	(22.8)
Environmental payments, net of reimbursements	(0.4)	(1.0)	(5.4)	(4.6)
Asbestos related payments, net of insurance recoveries	(5.9)	(9.4)	(29.3)	(29.6)
Divestiture of asbestos-related assets and liabilities	(550.0)	—	(550.0)	—
Other	9.1	2.9	23.4	2.4
Total (used for) provided by operating activities	$(427.0)	$120.3	$(378.0)	$327.0
Investing activities:
Proceeds from disposition of capital assets	$—	$—	$0.1	$23.3
Capital expenditures	(11.6)	(12.1)	(36.8)	(26.7)
Proceeds from sale of business	3.8	—	318.1	—
Purchase of marketable securities	—	—	—	(10.0)
Proceeds from sale of marketable securities	—	—	—	40.0
Total (used for) provided by investing activities	$(7.8)	$(12.1)	$281.4	$26.6
Financing activities:
Dividends paid	$(26.4)	$(25.3)	$(79.5)	$(75.5)
Reacquisition of shares on open market	—	—	(203.7)	—
Stock options exercised, net of shares reacquired	1.3	4.7	3.1	9.9
Repayments of commercial paper with maturities greater than 90 days	—	—	—	(27.1)
Net borrowings from issuance of commercial paper with maturities of 90 days or less	(119.4)	(15.0)	—	—
Proceeds from term loan	399.4	—	399.4	—
Repayment of term loan	—	—	—	(348.1)
Total provided by (used for) financing activities	$254.9	$(35.6)	$119.3	$(440.8)

Effect of exchange rate on cash and cash equivalents	(32.1)	(8.5)	(62.7)	(13.0)
(Decrease) increase in cash and cash equivalents	(212.0)	64.1	(40.0)	(100.2)
Cash and cash equivalents at beginning of period	650.6	386.7	478.6	551.0
Cash and cash equivalents at end of period	$438.6	$450.8	$438.6	$450.8

CRANE HOLDINGS, CO.
Order Backlog
(in millions)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Aerospace & Electronics	$591.6	$534.4	$508.4	$459.8	$478.5
Process Flow Technologies	353.7	348.6	372.4	357.9	351.4
Payment & Merchandising Technologies	499.8	482.0	429.0	438.0	387.9
Engineered Materials	18.5	22.0	30.4	20.1	18.0
Total backlog	$1,463.6	$1,387.0	$1,340.2	$1,275.8	$1,235.8

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended September 30,
	2022		2021		% Change
	$	Per Share	$	Per Share	(on $)
Net sales	$815.1		$893.8		(8.8)%

Operating (loss) profit (GAAP)	$(31.2)		$144.8		(121.5)%
Operating profit margin (GAAP)	(3.8)%		16.2%

Special items impacting operating profit:
Loss on divestiture of asbestos-related assets and liabilities	162.4		—
Transaction related expenses, net	11.5		0.6
Repositioning related charges, net	0.8		0.8
Adjusted operating profit	$143.5		$146.2		(1.8)%
Adjusted operating profit margin	17.6%		16.4%

Net (loss) income attributable to common shareholders (GAAP)	$(59.3)	$(1.06)	$116.6	$1.96	(150.9)%

Special items, net of tax, impacting net income attributable to common shareholders:
Loss on divestiture of asbestos-related assets and liabilities	162.4	2.89	—	—
Transaction related expenses, net	10.0	0.18	0.5	0.01
Repositioning related charges, net	0.6	0.01	0.7	0.01
Interest expense on 364-Day Credit Agreement related to asbestos transaction	1.6	0.03	—	—
Tax benefit related to divestiture of asbestos-related assets and liabilities	(6.5)	(0.12)	—	—
Gain on sale of business	(3.0)	(0.05)	—	—
Effect of potentially dilutive shares*		(0.02)
Adjusted net income	$105.8	$1.86	$117.8	$1.98	(10.2)%
*In the three months ended September 30, 2022, average shares outstanding excluding the effect of diluted stock-based compensation awards were used to compute the per share amounts since this period was in a loss position and their effect would be anti-dilutive. Had net income attributable to common shareholders been reported for this period, average shares outstanding would have included the effect of diluted stock options when computing per share amounts (see table below). When considering the effect of dilutive stock-based compensation awards on shares outstanding, adjusted net income attributable to common shareholders is $1.86 per share for the three months ended September 30, 2022.

Average basic shares outstanding	56.1
Effect of diluted shares	0.7
Average shares outstanding including the effect of diluted shares	56.8

Special items impacting provision for income taxes:
Provision for income taxes (GAAP)	$24.3		$21.0
Tax effect of transaction related expenses, net	1.5		0.1
Tax effect of repositioning related charges, net	0.2		0.2
Tax effect of interest expense on 364-Day Credit Agreement related to asbestos transaction	0.6		—
Tax effect of benefit related to divestiture of asbestos-related assets and liabilities	6.5		—
Tax effect of gain on sale of business	(0.8)		—
Adjusted provision for income taxes	$32.3		$21.3
Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Nine Months Ended September 30,
	2022		2021		% Change
	$	Per Share	$	Per Share	(on $)
Net sales	$2,550.8		$2,582.8		(1.2)%

Operating profit (GAAP)	$240.2		$435.8		(44.9)%
Operating profit margin (GAAP)	9.4%		16.9%

Special items impacting operating profit:
Loss on divestiture of asbestos-related assets and liabilities	162.4		—
Transaction related expenses, net	37.2		1.3
Repositioning related charges (gains), net	3.8		(8.6)
Adjusted operating profit	$443.6		$428.5		3.5%
Adjusted operating profit margin	17.4%		16.6%

Net income attributable to common shareholders (GAAP)	$303.9	$5.30	$363.3	$6.14	(16.4)%

Special items, net of tax, impacting net income attributable to common shareholders:
Loss on divestiture of asbestos-related assets and liabilities	162.4	2.83	—	—
Transaction related expenses, net	29.8	0.52	1.0	0.02
Repositioning related charges (gains), net	2.8	0.05	(8.4)	(0.14)
Interest expense on 364-Day Credit Agreement related to asbestos transaction	1.6	0.03	—	—
Tax benefit related to divestiture of asbestos-related assets and liabilities	(6.5)	(0.11)	—	—
Impact of pension curtailments and settlements	(0.9)	(0.02)	—	—
Gain on sale of business	(184.5)	(3.22)	—	—
Deferred tax adjustment related to sale of business	20.7	0.36	(21.5)	(0.36)
Gain on sale of property	—	—	(4.5)	(0.08)
Adjusted net income	$329.3	$5.75	$329.9	$5.58	(0.2)%

Special items impacting provision for income taxes:
Provision for income taxes (GAAP)	$157.9		$54.8
Tax effect of transaction related expenses, net	—		0.3
Tax effect of repositioning related charges (gains), net	1.1		(0.3)
Tax effect of interest expense on 364-Day Credit Agreement related to asbestos transaction	0.6		—
Tax effect of benefit related to divestiture of asbestos-related assets and liabilities	6.5		—
Tax effect of impact of pension curtailments and settlements	(0.3)		—
Tax effect of gain on sale of business	(48.0)		—
Tax effect of deferred tax adjustment related to sale of business	(20.7)		21.5
Tax effect of gain on sale of property	—		(1.2)
Adjusted provision for income taxes	$97.1		$75.1
Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures by Segment
(in millions)

Three Months Ended September 30, 2022	Aerospace & Electronics	Process Flow Technologies	Payment & Merchandising Technologies	Engineered Materials	Corporate	Total Company
Net sales	$167.2	$250.0	$335.1	$62.8	$—	$815.1

Operating profit (loss) (GAAP)	$28.2	$41.3	$86.7	$6.7	$(194.1)	$(31.2)
Operating profit margin (GAAP)	16.9%	16.5%	25.9%	10.7%		(3.8)%

Special items impacting operating profit:
Loss on divestiture of asbestos-related assets and liabilities	$—	$—	$—	$—	$162.4	$162.4
Transaction related expenses	—	—	—	—	11.5	11.5
Repositioning related charges, net	—	0.7	—	0.1	—	0.8
Adjusted operating profit	$28.2	$42.0	$86.7	$6.8	$(20.2)	$143.5
Adjusted operating profit margin	16.9%	16.8%	25.9%	10.8%		17.6%

Three Months Ended September 30, 2021
Net sales	$168.6	$299.1	$365.8	$60.3	$—	$893.8

Operating profit (GAAP)	$32.5	$44.3	$83.7	$6.6	$(22.3)	$144.8
Operating profit margin (GAAP)	19.3%	14.8%	22.9%	10.9%		16.2%

Special items impacting operating profit:
Transaction related expenses	—	—	—	—	0.6	0.6
Repositioning related charges (gains), net	—	1.9	(1.1)	—	—	0.8
Adjusted operating profit	$32.5	$46.2	$82.6	$6.6	$(21.7)	$146.2
Adjusted operating profit margin	19.3%	15.5%	22.6%	10.9%		16.4%

Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures by Segment
(in millions)

Nine Months Ended September 30, 2022	Aerospace & Electronics	Process Flow Technologies	Payment & Merchandising Technologies	Engineered Materials	Corporate	Total Company
Net sales	$485.8	$857.4	$1,001.7	$205.9	$—	$2,550.8

Operating profit (GAAP)	$84.4	$130.9	$251.6	$26.9	$(253.6)	$240.2
Operating profit margin (GAAP)	17.4%	15.3%	25.1%	13.1%		9.4%

Special items impacting operating profit:
Loss on divestiture of asbestos-related assets and liabilities	$—	$—	$—	$—	$162.4	$162.4
Transaction related expenses	—	4.2	—	3.6	29.4	37.2
Repositioning related charges, net	—	3.7	—	0.1	—	3.8
Adjusted operating profit	$84.4	$138.8	$251.6	$30.6	$(61.8)	$443.6
Adjusted operating profit margin	17.4%	16.2%	25.1%	14.9%		17.4%

Nine Months Ended September 30, 2021
Net sales	$480.2	$897.9	$1,031.4	$173.3	$—	$2,582.8

Operating profit (GAAP)	$89.3	$140.9	$247.4	$20.7	$(62.5)	$435.8
Operating profit margin (GAAP)	18.6%	15.7%	24.0%	11.9%		16.9%

Special items impacting operating profit:
Acquisition-related and integration charges	$—	$—	$—	$—	$1.3	$1.3
Repositioning related charges (gains), net	—	(7.0)	(1.6)	—	—	(8.6)
Adjusted operating profit	$89.3	$133.9	$245.8	$20.7	$(61.2)	$428.5
Adjusted operating profit margin	18.6%	14.9%	23.8%	11.9%		16.6%

Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Full Year Guidance
(in millions, except per share data)

2022 Earnings per Share Guidance	Low	High
Earnings per diluted share (GAAP)	$6.58	$6.72
Special items impacting earnings per share	1.00	1.00
Adjusted earnings per diluted share	$7.58	$7.72

	Three Months Ended September 30,		Nine Months Ended September 30,		2022 Guidance
Cash Flow Items	2022	2021	2022	2021	Low	High
Cash (used for) provided by operating activities	$(427.0)	$120.3	$(378.0)	$327.0	$(205.0)	$(165.0)
Less: Capital expenditures	(11.6)	(12.1)	(36.8)	(26.7)	(60.0)	(60.0)
Free cash flow	$(438.6)	$108.2	$(414.8)	$300.3	$(265.0)	$(225.0)
Cash flow items related to 2022 portfolio actions and asbestos entity sale transaction	$575.9		$591.2		$615.0	$615.0
Adjusted free cash flow	$137.3		$176.4		$350.0	$390.0

Crane Holdings, Co. reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, adjusted EPS, Free Cash Flow and Adjusted Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Holdings, Co. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted Operating Profit" and "Adjusted Operating Margin" add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: the loss on divestiture of asbestos-related assets and liabilities, transaction related expenses, and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Net Income" and "Adjusted EPS" exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: the loss on divestiture of asbestos-related assets and liabilities, transaction related expenses, and repositioning related (gains) charges. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: interest expense on the 364 Day Credit Agreement related to the asbestos transaction, tax benefit related to the divestiture of asbestos-related assets and liabilities, the impact of pension curtailments and settlements, gain on the sale of business, deferred tax adjustment related to sale of business, and gain on the sale of property. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to 2022 portfolio actions and the divestiture of asbestos-related assets and liabilities. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.